Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Avenue, NW
                                    2nd Floor
                              Washington, DC 20036

                                  May 28, 1999

Legg Mason Tax-Free Income Fund
100 Light Street
Baltimore, MD 21202

Dear Sir or Madam:

      We hereby consent to the incorporation by reference of our opinions dated February 19, 1991 and August 27, 1992, regarding certain matters in connection with the issuance of shares by Legg Mason Maryland Tax-Free Income Trust and Legg Mason Pennsylvania Tax-Free Income Trust, and Legg Mason Tax-Free Intermediate-Term Income Trust, respectively, each a separate series of shares of Legg Mason Tax-Free Income Fund ("Company"), in Post-Effective Amendment No. 12 to the Company's Registration Statement, to be filed with the Securities and Exchange Commission on May 28, 1999. We also consent to the reference to our firm under the caption "The Corporation's Legal Counsel" in the Statement of Additional Information.

                                   Sincerely,

                                   KIRKPATRICK & LOCKHART LLP

                                   By: /s/ Arthur C. Delibert
                                       --------------------------
                                           Arthur C. Delibert